UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   April 22, 2024
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-07928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIO.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On April 22, 2024, Simon May, the Executive Vice President and President, Life Science Group, of Bio-Rad Laboratories, Inc. (the “Company”) and a named executive officer of the Company, notified the Company of his plans to resign from the Company to pursue another opportunity, effective as of May 1, 2024.

On April 24, 2024, James J. Barry, currently the Company’s Senior Vice President of Global Manufacturing, was appointed to the position of Executive Vice President and President, Life Science Group, effective May 1, 2024. Mr. Barry succeeds Dr. May in this position.

2017 Incentive Award Plan, as Amended

On April 23, 2024, at the Company’s annual meeting of stockholders (the “Annual Meeting”), as further described in Item 5.07 below, the Company’s stockholders approved the Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan, as amended (the “Plan”). The Plan was approved by the Board of Directors (“Board”) of the Company (subject to stockholder approval) to, among other changes, (i) allow non-employee directors of the Board to participate in the Plan; (ii) extend the expiration date of the Plan to February 9, 2034; and (iii) remove certain provisions that were originally included to allow for the grant of “performance-based compensation” under Section 162(m) of the Internal Revenue Code that are no longer applicable. A description of the material terms of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting which was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2024. The description of the Plan contained herein is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Principal Accounting Officer

In a Current Report on Form 8-K filed with the SEC on August 25, 2023, the Company disclosed that Tania DeVilliers will act as the Company’s interim principal accounting officer, effective September 18, 2023. On April 26, 2024, the Company disclosed that Roop K. Lakkaraju, the Company’s Executive Vice President and Chief Financial Officer (and principal financial officer) will act as the Company’s principal accounting officer.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 23, 2024. The matters voted upon at the meeting and the results of those votes are set forth below.

1. Each of the nominated directors was elected and received the affirmative vote of a majority of the votes cast in the respective class of Common Stock, as follows:
	Class of Common Stock	Votes	Votes	Votes	Broker
	to Elect	For	Against	Abstaining	Non-Votes

Melinda Litherland	Class A	17,178,561	2,491,017	8,267	1,944,423
Arnold A. Pinkston	Class A	17,412,897	2,255,866	9,082	1,944,423
Jeffrey L. Edwards	Class B	4,992,038	325	1	51,564
Gregory K. Hinckley	Class B	4,991,949	325	90	51,564
Allison Schwartz	Class B	4,990,900	1,374	90	51,564
Norman Schwartz	Class B	4,990,900	1,374	90	51,564

2. The proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024 was ratified and received the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes		Votes	Broker
For	Against		Abstaining	Non-Votes
7,151,808	51,181		3,166	-
3. The proposal to approve the Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan, as amended was approved and received the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes		Votes	Broker
For	Against		Abstaining	Non-Votes
6,870,787	84,984		4,378	246,006

Item 7.01 Regulation FD Disclosure.

A copy of the press release dated April 26, 2024 announcing the resignation of Dr. May and the appointment of Mr. Barry is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan, as amended
99.1	Press Release dated April 26, 2024
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	April 26, 2024	By:	/s/ Courtney C. Enloe
Courtney C. Enloe
EVP, General Counsel and Secretary